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                                                                    Exhibit 10.2


e-SCRUB Environmental Enterprises Inc.
Operating as e-SCRUB Environmental Engineering
Stock Option Plan

A.   Purpose and Scope.

The purposes of this Plan are: (i) to encourage stock ownership by key management employees of e-SCRUB Environmental Enterprises Inc. (herein called the "Company"); (ii) to provide an incentive for such employees to expand and improve the profits and prosperity of the Company; and (iii) to assist the Company in attracting and retaining key personnel through the grant of (i) Options to purchase shares of the Company's common stock, and (ii) Stock Appreciation Rights related to those Options.

B.   Definitions.

Unless otherwise required by the context:

1.   "Board" shall mean Board of Directors of the Company.

2. "Committee" shall mean the Stock Option Plan Committee, which is appointed by the Board.

3. "Company" shall mean e-SCRUB Environmental Enterprises Inc., a Virginia corporation.

4.   "Code" shall mean the Internal Revenue Code of 1954, as amended.

5. "Option" shall mean a right to purchase Stock, granted pursuant to the Plan.

6. "Option Price" shall mean the purchase price for Stock under an Option, as determined in Section F below.

7. "Participant" shall mean an employee of the Company to whom an Option is granted under the Plan, including an employee who is a director.

8. "Plan" shall mean this e-SCRUB Environmental Enterprises Inc. Stock Option Plan.

9.   "Stock" shall mean the common stock of the Company, par value $0.00.

10. "Stock Appreciation Right" shall mean a right to receive cash or Stock, granted pursuant to Section H of the Plan.

C.      Stock To Be Optioned.

Subject to the provisions of Section M of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is 800,000 Class A shares. Such shares maybe treasury, or unauthorized, but unissued, shares of Stock of the Company. In the event of any change in the outstanding Stock as a result of a stock split, reverse stock split, stock dividend, recapitalization,

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combination or reclassification, appropriate proportionate adjustments will be made in this Plan, including the number of shares of Stock that may be optioned and other rights and matters determined on a per share basis under this Plan or option agreement hereunder. No such adjustments will be required by reason of the issuance or sale by the Company or other consideration of additional shares of Stock or securities convertible into or exchangeable for shares of its Stock.

D.   Administration.

The Plan shall be administered by the Committee. Two members of the Committee shall constitute a quorum for the transaction of business. The Committee shall be responsible to the Board for the operation of the Plan, and shall make recommendations to the Board with respect to participation in the Plan by employees of the Company, and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Committee shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made by him in good faith.

E.   Eligibility.

The Board, upon recommendation by the Committee, may grant options to any persons who, at a particular time, are employees of the Company. Options may be awarded by the Board at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board, upon recommendation by the Committee, shall determine. Options granted at different times need not contain similar provisions.

F.   Option Price.

The purchase price for Stock under each Option shall be 100 percent of the fair market value of the Stock at the time the Option is granted, but in no event less than the par value of the Stock.

G.   Terms and Conditions of Options.

Options granted pursuant to the Plan shall be authorized by the Board and shall be evidenced by agreements in such form as the Board, upon recommendation by the Committee, shall from time to time approve. Such agreements shall comply with and be subject to the following terms and conditions.

1. Employment Agreement. The Board may, in its discretion, include in any option granted under the Plan a condition that the Participant shall agree to remain in the employ of, and render services to, the Company for a period of time (specified in the agreement) following the date the Option is granted. No such agreement shall impose upon the Company, however, any obligation to employ the Participant for any period of time.

2. Time and Method of Payment. The Option Price shall be paid in full in cash at the time an Option is exercised under the Plan. Otherwise, an exercise of any Option granted under the Plan shall be invalid and of no effect. Promptly the exercise of an Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his

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ownership of such Stock. A Participant shall have none of the rights of a shareholder until shares are issued to him, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such a stock certificate is issued.

3. Number of Shares. Each Option shall state the total number of shares of Stock to which it pertains. The number of shares to which a Participant is entitled under an Option shall be reduced by the number of Stock Appreciation Rights (described in Section H below) related to the Option that have been previously exercised by the Participants.

4. Option Period and Limitations on Exercise of Options. The Board may, in its discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time specified in the Option agreement. Except as provided in the Option agreement, an Option may be exercised in whole or in part at any time during its term. No Option may be exercised after the expiration of ten years from the date it is granted. No Option may be exercised for a fractional share of stock.

5. Other Provisions. The option agreement may contain such other terms, provisions and conditions, including such special forfeiture conditions, rights of repurchase, rights of first refusal and other restrictions on the transfer of Stock issued upon exercise of any Option granted hereunder, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

H.   Stock Appreciation Rights.

The Board may, upon recommendation of the Committee, grant Stock Appreciation Rights to Participants at the same time as such Participants are awarded Options under the Plan. Such Stock Appreciation Rights shall be evidenced by agreements in such form, as the Board shall from time to time approve. Such agreements shall comply with, and be subject to, the following terms and conditions:

1. Employment Agreement. The Board may, in its discretion, include in any Stock Appreciation Rights granted under the Plan a condition that the Participant shall agree to remain in the employ of, and render services to, the Company for a period of time (specified in the agreement) from the date the Stock Appreciation Rights are granted. No such agreement shall impose on the Company, however, any obligation to employ the Participant for any period of time.

2. Grant. Each Stock Appreciation Right shall relate to a specific Option under the Plan, and shall be awarded to a Participant concurrently with the grant of such Option. The number of Stock Appreciation Rights granted to a Participant shall be equal to the number of shares that the Participant is entitled to receive pursuant to the related Option. The number of Stock Appreciation Rights held by a Participant shall be reduced by:

a. the number of Stock Appreciation Rights exercised for Stock or cash under the Stock Appreciation Rights agreement; and

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b.   the number of shares of Stock purchased by such Participant pursuant to the related Option.

3. Manner of Exercise. A Participant shall exercise Stock Appreciation Rights by giving written notice of such exercise to the Company. The date upon which such written notice is received by the Company shall be the exercise date for the Stock Appreciation Rights.

4. Appreciation Available. Each Stock Appreciation Right shall entitle a Participant to the following amount of appreciation: the excess of the fair market value of a share of Stock on the exercise date over the option price of the related Option. The total appreciation available to a Participant from any exercise of Stock Appreciation Rights shall be equal to the number of Stock Appreciation Rights being exercised, multiplied by the amount of appreciation per Right determined under the proceeding sentence.

5. Payment of Appreciation. In the discretion of the Committee, the total appreciation available to a Participant from an exercise of Stock Appreciation Rights maybe paid the Participant either in Stock or in cash. If paid in cash, the amount thereof shall be the amount of appreciation determined in Paragraph 4 above. If paid in Stock, the number of shares of Stock that shall be issued pursuant to the exercise of Stock Appreciation Rights shall be determined by dividing the amount of appreciation determined in Paragraph 4 above by the fair market value of a share of Stock on the exercise date of the Stock Appreciation Rights; provided. however, that no fractional shares shall be issued upon the exercise of Stock Appreciation Rights.

6. Limitations Upon Exercise of Stock Appreciation Rights. A participant may exercise a Stock Appreciation Right for cash only in conjunction with the exercise of the Option to which the Stock Appreciation Right relates. Stock Appreciation Rights may be exercised only at such times and by such persons as may exercise Options under the Plan. Adjustment to the number of shares in the Plan and the price per share pursuant to Section M below shall also be made to any Stock Appreciation Rights held by each Participant. Any termination, amendment, or revision of the Plan pursuant to Section N below shall be deemed a termination. amendment, or revision of Stock Appreciation Rights to the same extent.

I.   Termination of Employment.

Except as provided in Section J below, if a Participant ceases to be employed by the Company, his Options and Stock Appreciation Rights shall terminate immediately; Provided, however, that if a Participant's cessation of employment with the Company is due to his retirement with the consent of the Company, the Participant may, at any time within three months after the cessation of his employment, exercise his Options and Stock Appreciation Rights to the extent that he was entitled to exercise them on the date of cessation of employment, but in no event shall any Option or Stock Appreciation Right be exercisable more than ten years after the date it was granted. The Committee may cancel an Option or Stock Appreciation Right during the three-month period referred to in this paragraph, if the Participant engages in employment or activities contrary, in the opinion of the Committee, to the best interest of the Company. The Committee

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shall determine in each case whether a termination of employment shall be considered a retirement with the consent of the Company, and subject to applicable law, whether a leave of absence shall constitute a termination of employment. Any such determination of the Committee shall be final and conclusive, unless overruled by the Board.

J.   Rights in the Event of Death.

If a Participant dies while employed by the Company, or within three months after having retired with the consent of the Company, and without having fully exercised his Options and Stock Appreciation Rights, the executors or administrators, or legatees or heirs, of his estate shall have the right to exercise such Options and Stock Appreciation Rights to the extent that such deceased Participant was entitled to exercise the Options and Stock Appreciation Rights on the date of his death; provided, however, that in no event shall the Options or Stock Appreciation Rights be exercisable more than ten years from the date they were granted.

K.   No Obligation to Exercise An Option or Stock Appreciation Rights.

The granting of an Option or Stock Appreciation Rights shall impose no obligation upon the Participant to exercise such Option or Stock Appreciation Rights.

L.   Nonassignability.

Options or Stock Appreciation Rights shall not be transferable other than by will or by laws of descent and distribution, and during a Participant's lifetime shall be exercisable only by such Participant.

M.   Effect of Change in Stock Subject to the Plan: Regulatory Compliance.

The aggregate number of shares of Stock available for options under the Plan, the shares subject to any Option, the price per share, and the number of related Stock Appreciated Rights shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from (1) a subdivision or consolidation of shares or any other capital adjustment. (2) the payment of a Stock dividend, or (3) other increase or decrease in such shares effected without receipt of consideration of the Company. If the Company shall be the surviving corporation in any merger or consolidation, any Option or Stock Appreciation Rights shall pertain or apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, all Options and Stock Appreciation Rights outstanding under the Plan shall terminate; provided, however, that each Participant (and each other person entitled under Section J to exercise an Option or Stock Appreciation Rights) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant's Options or Stock Appreciation Rights in whole or in part, but only to the extent that such Options and Stock Appreciation Rights are otherwise exercisable under the terms of the Plan. The right to exercise an Option will be further subject to the requirement that if at any time the Board determines, in its discretion, that the listing, registration or qualification of the shares of Stock issued under this Plan called for thereunder upon any securities exchange or under and state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of or in connection with the granting of the Option or the purchase

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of shares of Option Stock thereunder, the option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions not acceptable to the Board, in its discretion.

N.   Agreement and Representation of Employees

As a condition to the exercise of any portion of an Option, or of any Stock Appreciation Rights, the company may require the person exercising such Option or Stock Appreciation Rights to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

O.   Reservation of Shares of Stock.

The Company, under the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

P.   Proceeds From Sale of Stock.

Cash proceeds from the sale of shares of Stock issued from time to time upon the exercise of Options granted pursuant to this Plan will be added to the general funds of the Company and as such will be used from time to time for general corporate purposes.

Q.   Modifications, Extensions, and Renewal of Options.

Subject to the terms and conditions and within the limitations of this Plan, the Committee may modify, extend or renew outstanding options granted under this Plan, or accept the surrender of outstanding Options (to the extent not therefore exercised). Notwithstanding the foregoing, however, no modification of any Option will, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option therefore granted under this Plan.

R.   Amendment and Discontinuance.

The Board may amend, suspend or discontinue this Plan at any time or from time to time; provided further that no such action may, without the approval of the stockholders of the Company, materially increase (other than by reason on an adjustment pursuant to Section C) hereof the maximum number of shares of Stock that may be issued under Options granted pursuant to this Plan or materially modify eligibility requirements for the Participants.


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S.   Effective Date of Plan; Gender, etc.

The Plan shall be effective from the date the Plan is approved by the Board. Pronouns, nouns, and terms as used in this Plan include the masculine, feminine, neuter, singular, and plural forms thereof wherever appropriate to the context.